Exhibit (a)(1)(K)

Offer to Purchase for Cash
by

P.A.M. TRANSPORTATION SERVICES, INC.

of
Up to 425,000 Shares of Its Common Stock
at a Purchase Price Not Greater Than $34.00 Nor Less Than $31.00 Per Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 5:00 P.M., EASTERN TIME, ON APRIL 5, 2016,
UNLESS THE OFFER IS EXTENDED.

To Our Clients:

On February 18, 2016, P.A.M. Transportation Services, Inc., a Delaware corporation (the “Company”), distributed documentation relating to the Company’s offer to purchase for cash up to 325,000 shares of its common stock, par value $0.01 per share, at a price not greater than $30.00 nor less than $27.00 per share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer to Purchase, dated February 18, 2016 (the “Original Offer to Purchase”), and the related Letter of Transmittal. The Offer was originally scheduled to expire at the end of the day, 12:00 Midnight, Eastern Time, on March 17, 2016.

The Company has increased the Offer to up to 425,000 shares of common stock and increased the purchase price at which stockholders may tender their shares to a price not greater than $34.00 nor less than $31.00 per share, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Original Offer to Purchase, as amended and supplemented by the Supplement to the Offer to Purchase, dated March 18, 2016 (together, the “Offer to Purchase”). The Company has also extended the Expiration Time of the Offer to 5:00 p.m., Eastern Time, on April 5, 2016.

The Original Offer to Purchase has been amended and supplemented by the enclosed Supplement to the Offer to Purchase and the related Amended Letter of Transmittal (the “Amended Letter of Transmittal”). The Offer to Purchase and the Amended Letter of Transmittal, as each may be further amended or supplemented from time to time, together constitute the “Offer.”

On the terms and subject to the conditions of the Offer, the Company will determine a single per share price, not greater than $34.00 nor less than $31.00 per share, net to the seller in cash, less any applicable withholding taxes and without interest, that it will pay for shares properly tendered and not properly withdrawn in the Offer, taking into account the total number of shares tendered and the prices specified by tendering stockholders. After the Offer expires, the Company will look at the prices chosen by stockholders for all of the shares properly tendered. The Company will then select the lowest purchase price (in multiples of $0.50) within the price range specified above that will allow it to purchase 425,000 shares. If fewer than 425,000 shares are properly tendered, the Company will select the price that will allow it to purchase all the shares that are properly tendered and not properly withdrawn. The Company will purchase all shares properly tendered before the Expiration Time (as defined in the Offer to Purchase) at or below the purchase price and not properly withdrawn at the purchase price the Company selects, net to the seller in cash, less any applicable withholding tax and without interest, on the terms and subject to the conditions of the Offer, including its proration provisions. All shares acquired in the Offer will be acquired at the same purchase price. The Company reserves the right, in its sole discretion, to purchase more than 425,000 shares in the Offer, subject to applicable law. The Company will return shares tendered at prices greater than the purchase price and shares not purchased because of proration provisions to the tendering stockholders at the Company’s expense promptly after the Offer expires. See Sections 1 and 3 of the Offer to Purchase.

If the number of shares properly tendered is less than or equal to 425,000 shares (or such greater number of shares as the Company may elect to purchase pursuant to the Offer, subject to applicable law), the Company will, on the terms and subject to the conditions of the Offer, purchase at the purchase price selected by the Company all shares so tendered.

On the terms and subject to the conditions of the Offer, if at the expiration of the Offer more than 425,000 shares (or such greater number of shares as the Company may elect to purchase, subject to applicable law) are properly tendered at or below the purchase price, the Company will buy shares on a pro rata basis from all stockholders who properly tender shares at or below the purchase price selected by the Company. See Sections 1 and 3 of the Offer to Purchase.

ALL PREVIOUS TENDERS OF SHARES BY STOCKHOLDERS PURSUANT TO THE INSTRUCTION FORM PREVIOUSLY PROVIDED TO THEM BY BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES ARE INVALID. FOR THESE STOCKHOLDERS, IF YOU HAVE ALREADY PROVIDED US WITH INSTRUCTIONS IN CONNECTION WITH THE ORIGINAL OFFER TO PURCHASE, THOSE INSTRUCTIONS ARE NO LONGER EFFECTIVE. IN ORDER TO PROPERLY TENDER YOUR SHARES YOU MUST PROVIDE US WITH NEW INSTRUCTIONS BY COMPLETING THE ATTACHED NEW INSTRUCTION FORM AND DELIVERING IT TO US AS SET FORTH HEREIN BEFORE THE EXPIRATION TIME OF THE OFFER.

We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. We are sending you the Amended Letter of Transmittal for your information only; you cannot use it to tender shares we hold for your account.

Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1. You may tender your shares at prices not greater than $34.00 nor less than $31.00 per share, as indicated in the attached Instruction Form, net to you in cash, less any applicable withholding taxes and without interest. If you want to maximize the chance of having the Company purchase all of your shares, you may also tender your shares at a price determined under the Offer.

2. You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your shares will be purchased in the event of proration.

3. The Offer is not conditioned on any minimum number of shares being tendered. The Offer is, however, subject to certain other conditions set forth in Section 6 of the Offer to Purchase.

4. The Offer, withdrawal rights and proration period will expire at 5:00 p.m., Eastern Time, on April 5, 2016, unless the Company extends the Offer.

5. The Offer is for 425,000 shares, constituting approximately 6.0% of the total number of issued shares of the Company’s common stock as of February 16, 2016.

6. Tendering stockholders who are registered stockholders or who tender their shares directly to Computershare Trust Company, N.A. will not be obligated to pay any brokerage commissions or fees to the Company or, except as set forth in the Offer to Purchase and the Amended Letter of Transmittal, stock transfer taxes on the Company’s purchase of shares under the Offer.

7. If you wish to tender portions of your shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your shares. We must submit separate Amended Letters of Transmittal on your behalf for each price you will accept for each portion tendered.

If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your shares, we will tender all your shares unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Time of the Offer. Please note that the Offer, proration period and withdrawal rights will expire at the 5:00 p.m., Eastern Time, on April 5, 2016, unless the Offer is extended.

The Offer is being made solely under the Offer to Purchase and the related Amended Letter of Transmittal and is being made to all record holders of shares of the Company’s common stock. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

The Company’s Board of Directors has approved the Offer. However, neither the Company nor any member of its Board of Directors, nor the Depositary, or the Information Agent is making any recommendation to you as to whether to tender or refrain from tendering your shares or as to the purchase price or purchase prices at which you may choose to tender your shares. You must make your own decision as to whether to tender and, if so, how many shares to tender and the purchase price or purchase prices at which your shares should be tendered. In doing so, you should read carefully the information in the Offer to Purchase and in the related Amended Letter of Transmittal, including the Company’s reasons for making the Offer. See Section 2 of the Offer to Purchase. You should discuss whether to tender your shares with your broker or other financial or tax advisor.

The Company’s directors and executive officers are entitled to participate in the Offer on the same basis as all other stockholders. The Chairman of the Company’s Board of Directors, Mr. Matthew T. Moroun, and his father, Mr. Manuel J. Moroun, who is also a director, have advised the Company that, although no final decision has been made, they may tender up to an aggregate of 750,000 shares that they collectively and beneficially own in the Offer, including shares held by each of them individually and shares held by a trust of which Mr. Matthew T. Moroun is a co-trustee and a beneficiary (the “Moroun Trust”). Messrs. Matthew T. Moroun and Manuel J. Moroun and the Moroun Trust are collectively referred to in the Offer as the “Moroun Family.” The Moroun Family collectively and beneficially owns approximately 59% of the outstanding shares of the Company’s common stock. In addition, Mr. W. Scott Davis, a director, has advised the Company that, although no final decision has been made, he may tender up to 10,000 shares that he beneficially owns in the Offer.

If the Moroun Family and Mr. Davis properly tender all of the shares which they have indicated they may tender in this Offer, the Offer will be oversubscribed, even if the Company exercises its right to increase the number of shares accepted for payment by up to an additional 2% of its outstanding shares (or approximately 142,143 additional shares). In such event, the price(s) at which the Moroun Family and Mr. Davis tender their shares could determine the price at which all of the shares accepted for payment are purchased. Additionally, if the Offer is oversubscribed, the Company will purchase shares on a pro rata basis from all stockholders who properly tender shares at or below the purchase price the Company determines. Therefore, if you wish to maximize the chance that your shares will be purchased and wish to maximize the number of your shares accepted for payment, you should tender as many shares as you own and are willing to sell in the Offer and select the purchase price option “Shares Tendered at Price Determined Under the Offer” indicating that you will accept the purchase price the Company determines.

INSTRUCTION FORM WITH RESPECT TO

Offer to Purchase for Cash
by
P.A.M. TRANSPORTATION SERVICES, INC.
of
Up to 425,000 Shares of its Common Stock
at a Purchase Price Not Greater Than $34.00 Nor Less Than $31.00 Per Share

The undersigned acknowledge(s) receipt of your letter and the enclosed Supplement to the Offer to Purchase, dated March 18, 2016, and the related Amended Letter of Transmittal (which, together with the Offer to Purchase dated February 18, 2016, as each may be amended or supplemented from time to time, collectively constitute the “Offer”), in connection with the Offer by P.A.M. Transportation Services, Inc., a Delaware corporation (the “Company”), to purchase for cash up to 425,000 shares of its common stock, par value $0.01 per share, at a price, net to the seller in cash, less any applicable withholding tax and without interest, not greater than $34.00 nor less than $31.00 per share, specified by the undersigned, on the terms and subject to the conditions of the Offer. Unless the context otherwise requires, all references to the shares shall refer to the common stock of the Company.

The undersigned hereby instruct(s) you to tender to the Company the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, at the price per share indicated below, on the terms and subject to the conditions of the Offer.

In participating in the Offer to purchase for cash, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer; (2) the undersigned is voluntarily participating in the Offer; (3) the future value of the Company’s common stock is unknown and cannot be predicted with certainty; (4) any foreign exchange obligations triggered by the undersigned’s tender of shares or the receipt of proceeds are solely his or her responsibility; and (5) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned.

The undersigned consents to the collection, use and transfer, in electronic or other form, of the undersigned’s personal data as described in this document by and among, as applicable, the Company, its subsidiaries, and third party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer.

The undersigned understands that the Company holds certain personal information about him or her, including, as applicable, but not limited to, the undersigned’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, nationality, any shares of stock held in the Company, details of all options or any other entitlement to shares outstanding in the undersigned’s favor, for the purpose of implementing, administering and managing his or her stock ownership (“Data”). The undersigned understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer, that these recipients may be located in his or her country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than his or her country. The undersigned understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Company. The undersigned authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Offer, including any requisite transfer of such Data as may be required to a broker or other third party with whom held any shares of stock. The undersigned understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Offer. The undersigned understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company. The undersigned understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Offer. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the undersigned understands that he or she may contact the Company.

Number of shares to be tendered by you for the account of the undersigned:  shares*

*	Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

CHECK ONLY ONE BOX:

(1) SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER (SEE INSTRUCTION 5 OF THE AMENDED LETTER OF TRANSMITTAL)

By checking ONE of the following boxes below INSTEAD OF THE BOX BELOW UNDER “(2) Shares Tendered at Price Determined Under the Offer,” the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined by the Company for the shares is less than the price checked below. A STOCKHOLDER WHO DESIRES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH PRICE AT WHICH SHARES ARE TENDERED. The same shares cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES
ARE BEING TENDERED

☐ $31.00	☐ $32.00	☐ $33.00	☐ $34.00
☐ $31.50	☐ $32.50	☐ $33.50

OR

(2) SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER (SEE INSTRUCTION 5 OF THE AMENDED LETTER OF TRANSMITTAL)

By checking the box below INSTEAD OF ONE OF THE BOXES ABOVE UNDER “(1) Shares Tendered at Price Determined by Stockholder,” the undersigned hereby tenders shares at the purchase price, as the same shall be determined by the Company in accordance with the terms of the Offer. For purposes of determining the purchase price, those shares that are tendered by the undersigned agreeing to accept the purchase price determined in the Offer will be deemed to be tendered at the minimum price.

☐  The undersigned wants to maximize the chance of having the Company purchase all of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares at, and is willing to accept, the purchase price determined by the Company in accordance with the terms of the Offer. THE UNDERSIGNED SHOULD UNDERSTAND THAT THIS ELECTION MAY LOWER THE PURCHASE PRICE AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $31.00 PER SHARE.

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.